Exhibit 99.1

VerifyMe Enters into Multi-Year Contract Extension with Strategic Partner and Largest Customer of PeriShip

Rochester, NY – August 31, 2022 – PRNewswire – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), together with its subsidiary PeriShip Global LLC (“PeriShip”), provides brand owners time and temperature sensitive logistics, authentication, supply chain monitoring, and data-rich consumer engagement features using unique smartphone readable codes on their products, announced today that the company has entered into a new multi-year extension of their professional services agreement with its strategic partner to provide proactive customer service to their customers. The term of the agreement, originally scheduled to expire on March 1, 2024, has been extended to March 1, 2026.

“We believe agreement to extend is a result of the value added offering we provide to our mutual customers. We have a proven track record of helping our customers meet their time, and temperature delivery needs, while reducing loss, risk and spoilage,” said Curt Kole, Executive Vice President of Sales and Global Strategy.

“We are very pleased that our strategic partner continues to put their trust in our company, to meet their customer’s needs, and look forward to continuing our long-standing relationship," said Patrick White, CEO.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers and, through our wholly owned subsidiary, PeriShip Global, LLC, providing brands with high-touch, end-to-end logistics management for their products. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. For additional information, please visit: https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding our strategic partnership and commercialization efforts. The words "believe," "look forward," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, our reliance on our strategic partner, the successful development of our sales and marketing capabilities, the successful integration of our acquisitions (including the acquisition of the assets of PeriShip, LLC), our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com